                                                                    EXHIBIT 10.1

                   REVOLVING CREDIT AND TERM LOAN AGREEMENT


                           Dated as of July 8, 1996

                                    BETWEEN

                    ADVANCED DEPOSITION TECHNOLOGIES, INC.

                                      AND

                            NATIONAL BANK OF CANADA



                  ____________________________________________

                    REVOLVING CREDIT AND TERM LOAN AGREEMENT
                    ----------------------------------------


          THIS REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of July 8, 1996, between ADVANCED DEPOSITION TECHNOLOGIES, INC., a Delaware corporation having its principal place of business and chief executive office at Myles Standish Industrial Park, Taunton, Massachusetts 02780 (the "Borrower"), on the one hand, and NATIONAL BANK OF CANADA, a Canadian chartered bank with an address at One Federal Street, 27th Floor, Boston, Massachusetts 02110, on the other hand.

          SECTION 1.  DEFINITIONS.
                      -----------

          1.1  Definitions.  As used herein, the following terms shall have
               -----------
               the following meanings:

          "Account" or "Accounts Receivable" means all of the Borrower's rights to payment for goods sold or leased or for services rendered, all proceeds thereof, all instruments pertaining thereto, all guarantees and security therefor, all goods or services which gave rise thereto and the rights pertaining to such goods, including rights to reclamation and stoppage in transit and all rights of an unpaid seller of goods or services, and all related insurance; provided that any guarantees and security therefor will not be
           --------
considered Accounts for purposes of calculating the Borrowing Base.

          "Affiliate" means, with reference to any person, (including an individual, a corporation, a partnership, a trust, any trade or business and any governmental agency or instrumentality), (i) any director, officer or employee of that person, (ii) any other person controlling, controlled by or under direct or indirect common control of that person, (iii) any other person directly or indirectly holding 5% or more of any class of the capital stock or other equity interests (including options, warrants, convertible securities and similar rights) of that person and (iv) any other person 5% or more of any class of whose capital stock or other equity interests (including options, warrants, convertible securities and similar rights) is held directly or indirectly by that person. For purposes of Sections 3.5 and 5.1(ix), "Affiliate" means, within the meaning of Section 414 of the Code, (i) any member of a controlled group of corporations which includes the Borrower, (ii) any trade or business, whether or not incorporated, under common control with the Borrower, (iii) any member of an affiliated service group which includes the Borrower, and (iv) any member of a group treated as a single employer by regulation.

          "Agreement" means this Loan Agreement, including the Exhibits hereto, as originally executed, or if this Agreement is amended, varied or supplemented from time to time, as so amended, varied or supplemented.

          "Average Unused Commitment" for any period of time means the daily average difference between the Revolving Credit Maximum Amount and the principal amount of Revolving Loans actually outstanding hereunder during such period.

          "Base Rate" means the rate of interest announced from time to time by the Lender at its office in New York, New York as its U.S. Prime Lending Rate.

          "Borrower Security Agreement" means, collectively, the Security Agreement of even date between the Lender and the Borrower.

          "Borrowing Base" means an amount equal to the sum of (i) 80% of the unpaid face amount of all Eligible Accounts, plus (ii) 40% of all Eligible Inventory (provided that for purposes of this clause (ii), the amount determined
           --------
by applying such percentage shall not exceed $1,000,000).

          "Borrowing Base Report" shall have the meaning set forth in Section 5.1(vi).

          "Business Day" means any day on which the head office of the Lender is open for transactions of all of its normal and customary business.

          "Capital Expenditures" means the amount of any expenditure for fixed assets, computer software, leasehold improvements, capital leases under GAAP, installment purchases of machinery and equipment, acquisitions of real estate, expenditures from any construction in progress account of the Borrower and other similar expenditures which are required to be capitalized on a balance sheet pursuant to GAAP.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collateral" means any and all real and personal property of the Borrower, whether tangible or intangible, in which the Lender now has, is granted by this Agreement, the Borrower Security Agreement or otherwise, or hereafter acquires a security interest or any other lien, including, without limitation, by way of mortgage or assignment, to secure the Obligations.

          "Collateral Assignment" means the Collateral Assignment of Printpack Documents of even date between the Lender and the Borrower.

          "Current Assets" means all assets of the Borrower which may properly be classified as current assets in accordance with GAAP, after eliminating all intercompany items, and provided that (a) notes and accounts receivable shall be
                        --------
included only if good and collectible as determined by the Borrower in accordance with established practice consistently applied and, (i) with respect to such notes, only if payable on demand or within one year from the date as of which Current Assets are to be determined and if not directly or indirectly renewable or extendible at the option of the debtors, by their terms, or by the terms of any instrument or agreement relating thereto, beyond such year, and
(ii) with respect to such accounts receivable, only if payable and outstanding not more than 90 days after the date of the shipment of goods or other transaction out of which any such account receivable arose; and such notes and accounts receivable shall be taken at their face value less reserves determined to be sufficient in accordance with GAAP; and (b) inventory shall be included only if and to the extent that the same shall consist of raw materials, work in process, saleable finished goods ready and available for shipment to purchasers thereof and tools and supplies.

          "Current Liabilities" means all liabilities of the Borrower maturing on demand or within one year from the date as of which Current Liabilities are to be determined, and such other liabilities as may properly be classified as current liabilities in accordance with generally accepted accounting principles, after eliminating all intercompany items.

          "Default" means an event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

          "EBIT" means, for any period, an amount equal to Net Income for such period plus the following, to the extent deducted in computing such Net Income:
(i) Interest Charges, (ii) Taxes on income imposed by any governmental authority including but not limited to federal, state, local or foreign country authorities or political subdivisions thereof, and (iii) all extraordinary items.

          "Eligible Account" means an Account Receivable owing to the Borrower which:
                   (a)  is not unpaid more than 90 days after invoice date;

                   (b) arose in the ordinary course of the Borrower's business as a result of services which have been performed for or the sale of goods which have been shipped to the account debtor;

                   (c) is the legal, valid and binding obligation of the account debtor thereunder, is assignable, is owned by the Borrower free and clear of all Encumbrances (except in favor of the Lender) and is not evidenced by a promissory note or other instrument (other than an invoice);

                   (d) is not owing from any account debtor which is an Affiliate or which is not located in the United States;

                   (e) has not been reduced and is not subject to reduction, as against the Borrower, its agents or the Lender, by any offset, counterclaim, adjustment, credit, allowance or other defense, and as to which there is no (and no basis for any) return, rejection, loss or damage of or to the goods giving rise thereto, or any request for credit or adjustments;

                   (f) is not uncollectible for any reason, including, without limitation, any bankruptcy, insolvency or other financial difficulty of the account debtor, or any impediment to the assertion of a claim or commencement of an action against the account debtor, all as determined by the Lender in its reasonable discretion, and is not owing from an account debtor who has accounts payable owing to the Borrower of which 25% or more of such accounts payable are not Eligible Accounts;

                   (g) is not owing from any Affiliate or supplier to the
                       Borrower;

                   (h) is owing from an account debtor located in the United States, Canada or Puerto Rico, unless such Account is (i) backed by a letter of credit in favor of the Borrower and otherwise in form and substance acceptable to the Lender, and all of the Borrower's rights under such letter of credit, including without limitation the Borrower's rights to collect any proceeds or amounts thereunder, have been duly and validly assigned to the Lender and to no other party (and the financial institution issuing such letter of credit has acknowledged such assignment without objection or reservation), or (ii) insured under insurance policies in form and substance acceptable to the Lender and which are issued by insurers acceptable to the Lender, and all of the Borrower's rights under such insurance policies, including without limitation the Borrower's rights to collect any proceeds or amounts thereunder, have been duly and validly assigned to the Lender and to no other party (and the insurance companies issuing such policies have acknowledged such assignment without objection or reservation);

                   (i) is owing from an account debtor which is other than the United States of America or any department, agency or instrumentality thereof; and

                   (j) has not been designated by the Lender in its reasonable discretion as unacceptable for any reason by notice to the Borrower.

          "Eligible Inventory" means Inventory of the Borrower:

                   (a)  which consists of finished goods or raw materials;

                   (b) which is new and unused, in first-class condition, and merchantable and saleable through normal trade channels;

                   (c) calculated at such lesser of fair market value or cost determined on the "first-in, first-out" current cost basis in accordance with GAAP;

                   (d) as to which the Borrower has good title, free and clear of all Encumbrances (except in favor of the Lender); and

                   (e) has not been designated by the Lender in its reasonable discretion as unacceptable for any reason by notice to the Borrower.

          "Encumbrances" shall have the meaning set forth in Section 5.6.

          "Environmental Laws" means any and all applicable federal, state and local environmental, health or safety statutes, laws, regulations, rules, ordinances, policies and rules common law (whether now existing or hereafter enacted or promulgated), of all federal, state and local governmental authorities, agencies, commissions, boards, bureaus or departments which may now or hereafter have jurisdiction over the Borrower, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

          "Event of Default" shall have the meaning set forth in Section 6.1.

          "GAAP" means generally accepted accounting principles, consistently applied.

          "Hazardous Material" means any substance (i) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste" or "hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
Section 9601 et seq.) and any applicable local statutes and the regulations
             -- ---
promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any governmental authority, department, commission, board, agency or instrumentality of the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over the Borrower; or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCB's").

          "Indebtedness" with respect to any person means and includes, without duplication, (i) all items which, in accordance with GAAP, would be included as a liability on the balance sheet of such person, (ii) the face amount of all banker's acceptances and of all letters of credit issued by any bank for the account of such person and all drafts drawn thereunder, (iii) the total amount of all indebtedness secured by any Encumbrance to which any property or asset of such person is subject, whether or not the indebtedness secured thereby shall have been assumed, and (iv) the total amount of all indebtedness and obligations of others which such person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, including, without limitation, any agreement
(a) to advance or supply funds to such other person to maintain working capital, equity capital, net worth or solvency, or (b) otherwise to assure or hold harmless such other person against loss in respect of its obligations.

          "Initial Financial Statement" shall have the meaning set forth in
Section 3.6.

          "Insolvent" or "Insolvency" means that there shall have occurred one or more of the following events with respect to a person: death; dissolution; liquidation; termination of existence; "insolvent" or "insolvency" within the meaning of the United States Bankruptcy Code or other applicable statute; such person's inability to pay its debts as they come due or failure to have adequate capital to conduct its business; such person's failure to have assets having a fair saleable value net of any cost to dispose of such assets in excess of the amount required to pay the probable liability on its then existing debts (including unmatured, unliquidated and contingent debts); appointment of a receiver of any part of the property of, execution of a trust mortgage or an assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceedings under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors by or against such person, or the offering of a plan to creditors or such person for composition or extension, except for an involuntary proceeding commenced against such person which is dismissed within 45 days after the commencement thereof without the entry of an order for relief or the appointment of a trustee.

          "Interest Charges" means, for any period, without duplication, all interest and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made, all as determined in accordance with GAAP. Computations of Interest Charges on a pro forma basis for
                                                             --- -----
Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

          "Inventory" means all of the Borrower's goods, merchandise and other personal property, now owned or hereafter acquired by the Borrower, which are held for sale or lease or are furnished or to be furnished under contracts of service, or are finished goods, work in process, raw materials, materials used or consumed or to be used or consumed in the Borrower's business.

          "Landlord Waivers" means, collectively, the separate Landlord Waivers which have been, or are at any time, executed and delivered to the Lender by the landlord under any Lease to which the Borrower is a party.

          "Leases" means any agreement, whether written or oral, granting a person the right to occupy space in a structure or real estate for any period of time or any capital lease or other lease of or agreement to use personal property.

          "Loan" means a loan made to the Borrower by the Lender pursuant to
Section 2 of this Agreement, and "Loans" means all of such loans, collectively.

          "Loan Account" means the account or accounts on the books of the Lender in which will be recorded Loans and advances made by the Lender to the Borrower pursuant to this Agreement, payments made on such Loans and other appropriate debits and credits as provided by this Agreement.

          "Loan Documents" means, collectively, this Agreement, the Notes, the Borrower Security Agreement, the Landlord Waivers, the Solvency Certificate, the PTO Agreement, the Collateral

Assignment, and any other agreements, instruments or documents referred to herein or therein and/or delivered in connection herewith (including, without limitation, the agreements and other instruments listed or described in the Closing Checklist attached hereto as Exhibit C), and all schedules, exhibits and
                                     ---------
annexes thereto.

          "Maturity Date" means July 8, 1999.

          "Net Income" means the consolidated gross revenues of the Borrower for the period in question, less all expenses and other proper charges (including taxes on income), all determined in accordance with GAAP but in any event, excluding from Net Income (without duplication): (i) any gain or loss, amortization or deduction arising from any write-up of assets, except to the extent inclusion thereof shall be approved in writing by the Lender; (ii) earnings of any Subsidiary accrued prior to the date it became a Subsidiary;
(iii) the net earnings of any business entity (other than a Subsidiary) in which the Borrower or any of their respective Subsidiaries has an ownership interest, except to the extent such net earnings shall have actually been received by the Borrower or such Subsidiaries in the form of cash distributions; (iv) any gains or losses on the sale or other disposition of investments or fixed or capital assets; (v) the proceeds of any life insurance policy; (vi) any deferred or other credit representing any excess of the equity of any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary; and (vii) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall be made from income arising during such period.

          "Notes" means, collectively, the Revolving Credit Note and the Term Note.

          "Obligations" means any and all obligations of the Borrower or either of them to the Lender of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, and includes obligations to perform acts and to refrain from acting as well as obligations to pay money.

          "Operating Cash Flow" means, for any fiscal period, an amount equal to: (i) EBIT, plus (ii) the aggregate amount of depreciation, amortization and other non-cash charges taken in accordance with GAAP during such period, minus
(iii) Capital Expenditures made by the Borrower during such period.

          "Participant" shall have the meaning set forth in Section 7.

          "Person" or "persons" means any individual, corporation, partnership, trust, trade, business and governmental agency and instrumentality.

          "Plans" shall mean, collectively, each "employee pension benefit plan" and each "employee welfare benefit Plan" (each as defined in ERISA) maintained by the Borrower.

          "PTO Agreement" means the Patent and Trademark Security Agreement of even date between the Lender and the Borrower.

          "Restricted Payment" means (i) any cash or property dividend, distribution or other payment, direct or indirect, to any person who directly or indirectly holds an equity interest in the Borrower on account of any shares of any class of capital stock or any equity interest of the Borrower or otherwise, except (a) regular compensation and bonuses paid to employees in the ordinary course of business and consistent with past practices, and (b) a dividend payable solely in shares of common stock of the Borrower; and (ii) any redemption, retirement, purchase or other acquisition, direct or indirect, of any shares of any class of capital stock or other equity interest of the Borrower, or of any warrants, rights or options to acquire any such shares, except to the extent the consideration therefor consists of shares of common stock of the Borrower.

          "Revolving Credit Maximum Amount" means $3,000,000.

          "Revolving Credit Note" shall have the meaning set forth in Section 2.1.1.

          "Revolving Loan" shall have the meaning set forth in Section 2.1.1.

          "Security Documents" means, collectively, (i) the Loan Documents and
(ii) all other agreements, instruments or contracts (a) to which, at the relevant time of reference to the term "Security Documents" the Borrower or any property or assets of the Borrower shall be bound or affected, and (b) by which any of the Obligations shall be evidenced or under or in respect of which the Lender or any of its agents or representatives shall have, at such time, any rights or interests as security for the payment or performance of all or any part of the Obligations.

          "Senior Indebtedness" means, at any given date as of which the amount thereof shall be determined, the result of (i) all Indebtedness of the Borrower as of such date minus (ii) Subordinated Debt as of such date.

          "Solvency Certificate" means the Solvency Certificate of even date from the Borrower to the Bank.

          "Subordinated Debt" means any Indebtedness of the Borrower which is subordinated to the Obligations on terms and conditions satisfactory to the Lender.

          "Subsidiary" means any corporation, association, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Borrower or a Subsidiary of the Borrower; or any other such organization the management of which is directly or indirectly controlled by the Borrower or a Subsidiary of the Borrower through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which the Borrower has a 50% ownership interest or any other entity which would be consolidated with the Borrower in presenting its financial statements in accordance with generally accepted accounting principles.

          "Tangible Net Worth" means the amount which is equal to the consolidated net worth of the Borrower computed in accordance with GAAP and with inventory and cost of goods sold determined on a "first in, first out" basis, and minus (i) to the extent not otherwise approved in advance by Lender, any writeup in the book value of any asset of any Borrower resulting from revaluation thereof after the date of the Initial Financial Statement, (ii) the book value, net of applicable reserves, of all intangible assets of the Borrower, including, without limitation, goodwill, trademarks, trade names, copyrights, patents and any similar rights, and unamortized debt discount and expense, (iii) the value, if any, attributable to any capital stock of the Borrower held in treasury, (iv) the value, if any, attributable to any notes or subscriptions receivable due from stockholders in respect of capital stock, and
(v) intercompany accounts with the Borrower's Subsidiaries and Affiliates (including receivables due from such Subsidiaries and Affiliates).

          "Taxes" means, any and all taxes (including, without limitation, income, receipts, franchise, ad valorem or excise taxes, transfer or gains taxes or fees, use taxes, withholding, payroll or minimum taxes) imposed on, or otherwise payable by, or for which responsibility for payment, withholding or collection lies with, the Borrower by any governmental authority, federal, state or otherwise, including any taxes imposed on any of the Borrower's Subsidiaries or other Affiliates for which the Borrower may be liable under applicable law or by agreement to which the Borrower is a party or by which it is bound or subject to, and including, but not limited to, any interest, penalties or additions to tax with respect thereto.

          "Term Loan" shall have the meaning set forth in Section 2.2.1.

          "Total Debt Service" means, for any period, the sum of (i) Interest Charges on all Indebtedness for such period, plus (ii) the aggregate amount of all regularly scheduled principal payments made or coming due during such period in respect of the Loans or any other Indebtedness for borrowed money or any capital lease (to the extent the Lender from time to time permits such Indebtedness to be incurred.)

          "Total Liabilities" means, at any date as of which the amount thereof shall be determined, all obligations of the Borrower that should, as determined in accordance with GAAP, be classified as liabilities on the balance sheet of the Borrower, including, in any event, all Indebtedness of the Borrower.

          "Working Capital" means the excess of Current Assets over Current Liabilities.

          For all purposes of this Agreement and the other Security Documents, except as otherwise expressly provided herein or therein or unless the context otherwise requires:

     (i) references to any person defined in this Section 1 refer to such person and its successor in title and assigns or (as the case may be) his successors, assigns, heirs, executors, administrators and other legal representatives;

     (ii)   references to any agreement, instrument or document defined in this
Section 1 refer to such document as originally executed, or if subsequently varied or supplemented from time to time, as so varied or supplemented and in effect at the relevant time of reference thereto;

     (iii)  words importing the singular only shall include the plural and vice
                                                                           ----
versa, and the words importing the masculine gender shall include the feminine
-----
gender and vice versa, and all references to dollars shall be United States
           ---- -----
Dollars; and

     (iv) accounting terms not otherwise defined in this Agreement or any of the other Security Documents have the meanings assigned to them in accordance with GAAP.

     SECTION 2. LOANS.
                ------

     2.1  Revolving Loans.
          ---------------

     2.1.1 Upon the terms and subject to the conditions of this Agreement, and in reliance upon the representations, warranties and covenants of the Borrower made herein, the Lender agrees to make loans ("Revolving Loans") to the Borrower, at the Borrower's request from time to time, from and after the date hereof and prior to the Maturity Date, provided that the principal amount of
                                       --------
Revolving Loans outstanding at any time shall not exceed the lesser of (i) the Revolving Credit Maximum Amount and (ii) the Borrowing Base at such time, and provided, further, that at the time the Borrower requests a Revolving Loan and
--------  -------
after giving effect to the making thereof there has not occurred and is not continuing any Default or Event of Default. The Borrower agrees that it shall be an Event of Default if at any time the Revolving Loans outstanding shall exceed the lesser of (i) the Revolving Credit Maximum Amount and (ii) the Borrowing Base at such time, unless the Borrower shall, upon notice of such excess from the Lender, promptly pay cash to the Lender to be credited to the Loan Account in such amount as shall be necessary to eliminate the excess. All requests for Revolving Loans shall be in such form and shall be made in such manner as shall be agreed between the Borrower and the Lender in accordance with the Lender's customary practices. The Revolving Loans shall be evidenced by a Revolving Credit Note (the "Revolving Credit Note") substantially in the form of

Exhibit A-1 hereto.
-----------

     2.1.2 The Borrower may prepay outstanding Revolving Loans and the Revolving Credit Note in whole or in part at any time without premium or penalty, except as otherwise provided in Section 2.3.5. Amounts so paid in respect of the Revolving Loans and the Revolving Credit Note and other amounts may be borrowed and reborrowed from time to time as provided in Section 2.1.1. On the Maturity Date, the Borrower shall repay all outstanding Revolving Loans and the Revolving Credit Note, together with all unpaid interest thereon and all fees and other amounts due hereunder.

     2.2  The Term Loan.
          -------------

     2.2.1 Upon the terms and subject to the conditions of this Agreement, and in reliance upon the representations, warranties and covenants of the Borrower made herein, the Lender agrees to lend to the Borrower, on a joint and several basis, the sum of $2,600,000 on the date hereof (the "Term Loan") to be evidenced by a Term Note (the "Term Note") substantially in the form of Exhibit
                                                                        -------
A-2 attached hereto.
---

     2.2.2 The principal of the Term Loan shall be payable in thirty-six installments, with each of the first thirty-five such payments to be in the amount of $43,333.33 and to be payable on the first day of each month (or the first Business Day thereafter, if such day is not a Business Day) commencing on August 1, 1996, and with the last of such thirty-six payments to be in the amount of $1,083,333.45 and to be payable, along with any additional unpaid principal of the Term Loan and all unpaid interest thereon, on the Maturity Date.

     2.2.3 The Borrower may prepay the Term Loan and the Term Note in whole or in part, without premium or penalty, except as otherwise provided in Section 2.3.5, at any time and from time to time upon five (5) days' prior written notice to the Lender. The principal amount of the Term Loan so prepaid shall be at least $100,000 (unless the principal amount of the Term Loan shall be less than $100,000, in which event the prepayment may be equal to such unpaid principal amount) or a multiple of $100,000, in excess of $100,000, provided
                                                                    --------
that the Borrower shall also pay accrued interest on the principal so prepaid to the date of such prepayment and all fees and charges payable on or before the date of such prepayment. Prepayments shall be applied against unpaid installments of principal of the Term Loan in inverse order of maturity of such installments. The Borrower shall not be permitted to reborrow any part of the principal of the Term Loan so prepaid at any time or under any circumstances.

     2.3  Interest, Fees and Prepayment.
          -----------------------------

     2.3.1 Revolving Loans shall bear interest at a rate per annum equal to 3/4% above the Base Rate in effect from time to time; and the Term Loan shall bear interest at a rate per annum equal to 1% above the Base Rate in effect from time to time; provided that if an Event of Default shall occur, then at the
              --------
option of the Lender the unpaid balance of the Loans shall bear interest, to the extent permitted by law, compounded monthly at an interest rate equal to 3% above the Base Rate in effect on the day such Event of Default occurs, until such Event of Default is cured or waived. Interest on Loans (not at the time overdue) shall be payable monthly in arrears on the first Business Day of each month commencing with August 1, 1996. Any change in the Base Rate shall result in a change on the same day in the rate of interest to accrue from and after such day on the unpaid balance of principal of the Loans.

     2.3.2. The Borrower shall pay to the Lender any and all reasonable charges customarily made by the Lender against Borrower.

     2.3.3 The Borrower authorizes the Lender to charge to any deposit or other account which the Borrower may maintain with the Lender the interest, fees, charges, taxes and expenses provided for in this Agreement or any other document executed or delivered in connection herewith, and upon making any such change to such account, the Lender shall notify the Borrower thereof in accordance with its customary practices.

     2.3.4 If, after the date hereof, the Lender shall have determined that the adoption of any applicable law, rule, regulation, guideline, directive or request (whether or not having the force of law) regarding capital requirements for banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any of the foregoing imposes or increases a requirement by the Lender to allocate capital resources to the Lender's commitment to make Loans hereunder which has or would have the effect of reducing the return on the Lender's capital to a level below that which the Lender could have achieved (taking into consideration the Lender's then existing policies with respect to capital adequacy and assuming full utilization of the Lender's capital) but for such adoption, change or compliance by any amount deemed by the Lender to be material, then: (i) the Lender shall promptly after its determination of such occurrence give notice thereof to the Borrower; and
(ii) to the extent that the costs of such increased capital requirements are not reflected in the Base Rate, the Borrower and the Lender shall thereafter attempt to negotiate in good faith, within 30 days following the date the Borrower receive such notice, an adjustment payable hereunder that will adequately compensate the Lender in light of the circumstances. If the Lender and the Borrower are unable to agree to such adjustment within 30 days following the date upon which the Borrower receive such notice, then commencing on the date of such notice (but no earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in the Lender's reasonable determination, provide adequate compensation.

     2.3.5 In the event that all of the Loans are prepaid in whole or in part prior to the Maturity Date pursuant to Sections 2.1.2 or 2.2.3, respectively, the Borrower shall pay to the Lender a prepayment fee equal to that percentage of the amount of the outstanding Loans so prepaid which is set forth below:

                        Date of Prepayment             Percentage of Total
                        ------------------             -------------------
                                                          Loans Prepaid
                                                       -------------------

               On or before the date which is one               3%
               year from the date hereof

               After the date which is one year                 2%
               from the date hereof, but on or
               before the date which is two years
               from the date hereof

               After the date which is two years                1%
               from the date hereof, but before
               the Maturity Date

     2.3.6 The Borrower shall pay to the Lender an annual audit fee in the amount of $5,000, plus expenses incurred, at the time each such field audit is conducted.

     2.3.7 In addition to the interest described above, the Borrower shall pay to the Lender on the first Business Day of each fiscal quarter of the Borrower, commencing September 30, 1996, a commitment fee equal to one-quarter of one percent (1/4%) per annum of the Average Unused Amount during the preceding quarter, such commitment fee to be payable quarterly in arrears.


     SECTION 3.  REPRESENTATIONS AND WARRANTIES.
                 ------------------------------

     The Borrower hereby warrants and covenants as follows:

     3.1  Organization and Qualification.  The Borrower (i) is a corporation
          ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power and authority to own its property and conduct its business as now conducted and as presently contemplated; and (iii) except as set forth in Exhibit B, is duly qualified and
                                               ---------
in good standing in each jurisdiction (which jurisdictions are listed on
Exhibit B hereto) where the nature of its properties or its business (present or
------- -
proposed) requires such qualification, except where the failure to so qualify is not likely to have a material adverse effect on the condition (financial or otherwise), properties, business or prospects of the Borrower. Since the date of the Initial Financial Statement, the Borrower has continued to engage in substantially the same business as that in which it was then engaged and is engaged in no unrelated business.

     3.2  Corporate Authority; Valid Obligations; Approvals.  The execution,
          -------------------------------------------------
delivery and performance of the Loan Documents and the transactions and other documents contemplated hereby and thereby are within the Borrower's corporate authority, have been authorized by all necessary corporate proceedings on the part of the Borrower, and do not and will not contravene any provision of law, its charter documents or its by-laws, or contravene any provisions of, or constitute a Default or Event of Default hereunder or a default under any other agreement, instrument, judgment, order, decree, permit, license or undertaking binding upon or applicable to the Borrower or any of its properties, or result in the creation, other than in favor of the Lender, of any mortgage, pledge, security interest, lien, encumbrance or charge upon any of the properties or assets of the Borrower. The Loan Documents have been duly executed and delivered and constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their terms. The execution, delivery and performance of the Loan Documents and the transactions and other documents contemplated hereby and thereby do not require any approval or consent of, or filing or registration with, any person, except filings under the Uniform Commercial Code in connection with the Collateral consisting of personalty and fixtures.

     3.3  Title to Properties; Absence of Liens. The Borrower has good and
          -------------------------------------
marketable title to all of its properties, assets and rights of every name and nature now purported to be owned by it, which properties, assets and rights include all those necessary to permit the Borrower to conduct its business as such business was conducted on the date of the Initial Financial Statement (including, without limitation, all patents, copyrights, trademarks, tradenames and service marks necessary for the conduct of its business), free from all liens, charges and encumbrances whatsoever except for insubstantial and immaterial defects in title and liens, charges or encumbrances permitted under
Section 5.6. All such properties, assets and rights, and to the best of the Borrower's knowledge, all properties which are material to the business of the Borrower which are leaseholds, are free and clear of all title defects or objections, liens, claims, charges, security interests and other Encumbrances of any nature whatsoever, and are not, in the case of real property, subject to any rights of way, building, use or other restrictions, easements, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (i) provisions of existing building and zoning laws, (ii) liens for current taxes not yet due, and (iii) Encumbrances permitted under Section 5.6.

     3.4  Location of Records and Collateral; Name Change.  The Borrower shall
          -----------------------------------------------
give the Lender written notice of each location at which Collateral is or will be kept and each office of the Borrower at which the records of the Borrower pertaining to Accounts Receivable and contract rights are kept. All Collateral owned by the Borrower is and shall be kept at such locations as appear on

Exhibit B hereto, and all records of the Borrower pertaining to Accounts and
---------
contract rights are and shall be kept at the location set forth therefor on

Exhibit B (or, in each case, as appears in a notice delivered pursuant to the
---------
previous sentence). The Borrower shall give the Lender 30 days' prior written notice of any change in its name or corporate form or any change in the name or names under which the Borrower's business is transacted.

     3.5  Compliance.  The Borrower (i) has all necessary permits, approvals,
          ----------
authorizations, consents, licenses, franchises, registrations and other rights and privileges (including without limitation patents, trademarks, trade names and copyrights) to allow it to own and operate its business without any violation of law or the rights of others, (ii) is duly authorized, qualified and licensed under and in compliance with all applicable laws, regulations, authorizations and orders of public authorities (including, without limitation, Environmental Laws and laws relating to ERISA or to employee benefit plans generally), and (iii) has performed all obligations required to be performed by it under, and is not in default under or in violation of, its certificate of incorporation or other charter documents, or any agreement, lease, mortgage, note, bond, indenture, license or other instrument or undertaking to which it is a party or by which any of it or any of its properties are bound, and the Borrower has not received any notice by any governmental authority or third party with respect to the generation, storage, or disposal or release or threat of release of Hazardous Materials, or with respect to any violation of any Environmental Laws. The Borrower and each Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the applicable provisions of ERISA and the Code, and has not incurred any liability to the Pension Benefit Guaranty Corporation or a Plan under Title IV of ERISA, and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

     3.6  Financial Statements.  The Borrower has furnished to the Lender its
          --------------------
audited balance sheet as of December 31, 1995 and the related statements of earnings and retained earnings and cash flows for the year then ended, which were prepared in accordance with GAAP, certified by independent certified public accountants acceptable to the Lender and fairly present the financial position of the Borrower as at the close of business on such date and the results of its operations for the year then ended. The Borrower has also furnished to the Lender its unaudited balance sheet and statement of income as at March 31, 1996 and for the three month period then ended (the "Initial Financial Statement"), which was prepared in accordance with GAAP certified by the chief financial officer of the Borrower and fairly presents the financial position of the Borrower as at the close of business on such date and the results of its operations for the three month period then ended, subject to normal year-end audit adjustments, none of which will be materially adverse. At the date hereof, the Borrower has no Indebtedness or other liabilities, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that are not set forth on the Initial Financial Statement. Since the Initial Financial Statement there have been no material adverse changes, individually or in the aggregate, in the business, condition (financial or otherwise), results of operations, assets or liabilities of the Borrower.

     3.7  Events of Default.  As of the date of this Agreement, no Default or
          -----------------
Event of Default exists.

     3.8  Taxes.  The Borrower has filed all federal, state and other tax
          -----
returns required to be filed for all Taxes, and has fully paid (or has established adequate reserves in accordance with GAAP for the payment of) all Taxes, assessments and other such governmental charges due from the Borrower. The Borrower has not executed any waiver that would have the effect of extending the applicable statute of limitations in respect of any Tax.

     3.9  Labor Relations; Litigation.  The Borrower is not engaged in any
          ---------------------------
unfair labor practice and there is no litigation, proceeding, governmental investigation (administrative or judicial) or labor dispute or complaint, pending or, to the best knowledge of the Borrower, threatened against the Borrower, which, if decided adversely to the Borrower, could have a materially adverse effect on the business, condition (financial or otherwise), results of operations or assets of the Borrower or on the ability of the Borrower to perform its obligations under the Security Documents or under any other agreement or document contemplated hereby or thereby, nor to its knowledge is any substantial basis for any such litigation or labor dispute known to exist.

     3.10  Environmental Matters.
           ---------------------

     (a) The Borrower has obtained all permits, licenses and other authorizations which are required under all Environmental Laws. The Borrower is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

     (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best of the Borrower's knowledge, threatened by any governmental or other entity with respect to any alleged failure by the Borrower to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including, without limitation, Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials. The Borrower has not been identified in writing as a potentially responsible party (as that term has been construed pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar state or local laws) with respect to any site.

     (c) No material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of the Borrower. No property now or, to the best of the Borrower's knowledge, previously owned, leased or used by the Borrower is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

     (d) There are no liens or encumbrances arising under or pursuant to any Environmental Laws on any of the real property or properties owned, leased or used by the Borrower, and no governmental actions have been taken or, to the best of the Borrower's knowledge, are in process which could subject any of such properties to such liens or encumbrances or, as a result of which the Borrower would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

     (e) Neither the Borrower nor, to the best knowledge of the Borrower, any previous owner, tenant, occupant or user of any property owned, leased or used by the Borrower, has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except to the extent commonly used in day-to-day operations of such property in connection with the Borrower's business thereon and in such case, only in compliance with all Environmental Laws, or (ii) transported any Hazardous Materials to, from or across such property except to the extent commonly used in day-to-day operations of such property in connection with the conduct of the Borrower's business thereon and, in such case, only in compliance with all Environmental Laws; nor to the best knowledge of the Borrower have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor, to the best knowledge of the Borrower, are any Hazardous Materials presently, deposited, stored or otherwise located on, under, or about such property except to the extent commonly used in day-to-day operations of such property and, in such case, only in compliance with all Environmental Laws.

     3.11  Restrictions on the Borrower.  The Borrower is not party to or bound
           ----------------------------
by any contract, agreement or instrument, nor subject to any charter or other corporate restriction which will, under current or foreseeable conditions, materially and adversely affect its business, condition (financial or otherwise), results of operations or assets.

     3.12  Contracts with Affiliates, Etc.  Except for agreements or
           ------------------------------
transactions (in each case) in the ordinary course of business and on an arm's-length basis, the Borrower is not a party to or otherwise bound by any agreements, instruments or contracts (whether written or oral) with any Affiliate.

     3.13  Disclosure.  No representations and warranties made by the Borrower
           ----------
in this Agreement, any other Loan Document or in any other agreement, instrument, document, certificate, statement or letter furnished to the Lender by or on behalf of the Borrower, and no other factual information heretofore or contemporaneously furnished by or on behalf of the Borrower to the Lender, in connection with any of the transactions contemplated by any of the Loan Documents contains (as of the date given) any untrue statement of fact or omits to state a fact necessary in order to make the statements contained therein not misleading in any material respect in light of the circumstances in which they are made. Except as disclosed herein, there is no fact known to the Borrower which materially adversely affects, or which would in the future materially adversely affect, the business, condition (financial or otherwise), results of operations or assets of the Borrower.

     3.14  Solvency.  Both before and after giving effect to all Indebtedness
           --------
incurred by the Borrower hereunder, and with Inventory valued on a "first in-first out" basis, the Borrower (i) will not be left with unreasonably small capital with which to engage in its business, even allowing for reasonable margins for error in the projections of the Borrower's future performance (ii) will not have incurred Indebtedness beyond its ability to pay such Indebtedness as it matures, and (iii) will have assets (both tangible and intangible) having a present fair salable value in excess of the amount required to pay the probable liability on its then existing debts (whether matured or unmatured, liquidated or unliquidated, absolute fixed or contingent).

     3.15  Collateral.  All of the Obligations of the Borrower to the Lender
           ----------
under or in respect of the Loan Documents will, at all times from and after the execution and delivery of each of the Security Documents, be entitled to the benefits of and be secured by each of such Security Documents to the extent provided therein.

     3.16  Subsidiaries.  As of the date hereof, the Borrower has no
           ------------
Subsidiaries.

     SECTION 4.  CONDITIONS OF LOANS.
                 -------------------

     4.1  Conditions to Initial Revolving Loan and Term Loan.  The obligation of
          --------------------------------------------------
the Lender to make the initial Revolving Loan and the Term Loan is subject to the fulfillment to the satisfaction of the Lender on the date hereof of the following conditions precedent:

          4.1.1 Receipt by the Lender of all of the agreements, documents, instruments, certificates and opinions listed or described on the Closing Checklist attached hereto as Exhibit C, in form and substance satisfactory to
                             ---------
the Lender, and duly authorized, executed and delivered by the parties thereto (as applicable), along with such additional instruments, certificates, opinions and other documents as the Lender shall reasonably request.

         4.1.2 The representations and warranties contained herein shall be true and accurate on and as of the date hereof, the Borrower shall have performed and complied with all covenants and conditions required herein to be performed or complied with by it prior to the making of such Loans, and no Default shall be continuing or result from the Loans to be made on the date hereof or the transactions contemplated hereby.

         4.1.3  Without limiting anything contained in Section 4.1.1:

         (a) The Lender shall be satisfied that the financial statements referred to in Section 3.6 fairly present the financial condition of the Borrower as at the close of business on the respective dates thereof and the results of operations for the periods then ended, and that there has been no material adverse change in the business, condition (financial or otherwise), results of operations or assets of the Borrower since the date of the Initial Financial Statement, including no new pending or threatened adverse litigation.

          (b) The Security Documents and the appropriate financing statements and other documents in respect thereto and necessary to enable the Lender to perfect a legal, valid and enforceable first-priority lien and security interest thereunder, shall have been duly executed by the Borrower, and filed or recorded, as applicable, in all appropriate filing offices or other locations necessary for the perfection of such first-priority interests, and all other actions necessary for the perfection of such interests shall have been completed. The Lender shall have received satisfactory evidence that such insurance as is required by the Security Documents to be in effect in respect of all property and fixtures of the Borrower is in effect and the interest of the Lender as mortgagee, loss payee and additional insured has been duly endorsed upon all instruments of insurance issued in respect of such property.

          4.1.4 No change in applicable law or regulation shall have occurred as a consequence of which it shall have become and continue to be unlawful (i) for the Lender to perform any of its agreements or obligations under any of the Loan Documents to which it is a party on the date hereof, or (ii) for the Borrower to perform any of its agreements or obligations under any of the Loan Documents to which it is a party on the date hereof.

          4.1.5 The Lender shall have received facility fees in the aggregate amount of $28,000 from the Borrower.

     4.2  Conditions to all Loans.  The obligation of the Lender to make
          -----------------------
any Loan is subject to the fulfillment to the satisfaction of the Lender immediately prior to or contemporaneously with each such Loan of each of the following conditions: (i) the representations and warranties contained herein or otherwise made in writing by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct at the time of each such Loan (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall continue to be true and correct as of such earlier date) with and without giving effect to the Loans to be made at such time and the application of the proceeds thereof, (ii) no Default or Event of Default shall be continuing or result from such Loan, (iii) no material adverse change in the condition (financial or otherwise), business operations or properties of the Borrower shall have occurred since the date of this Agreement and (iv) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for the Lender, would make it illegal or against the policy of any governmental agency or authority for the Lender to make any Loans (or such Loan) hereunder.

     The making of each Loan shall be deemed to be a representation and warranty by the Borrower on the date of the making of such Loan as to the accuracy of the facts referred to in subsection (i) of this Section 4.2.

     SECTION 5.  COVENANTS.
                 ---------

     During the term of this Agreement and so long as any Indebtedness of the Borrower in respect of any Loan remains outstanding:

     5.1  Financial Statements and Other Reporting Requirements.  The
          -----------------------------------------------------
Borrower shall furnish (or, with respect to Section 5.1(vii), cause to be delivered) to the Lender:

          (i) as soon as available to the Borrower, but in any event within 90 days after each fiscal year-end, the consolidated and consolidating balance sheets of the Borrower as at the end of, and related statements of income, retained earnings and cash flow for, such year prepared in accordance with GAAP and certified by independent certified public accountants satisfactory to the Lender that such statements present fairly the financial position of the Borrower prepared in accordance with GAAP applied in a manner consistent with the Borrower's past practices; and concurrently with such financial statements, a written statement by such independent certified public accountants that, in the making of the audit necessary for their report and opinion upon such financial statements, they have obtained no knowledge of any Default or Event of Default, or, if in the opinion of such accountant such Default or Event of Default exists, they shall disclose in such written statement the nature and status thereof;

          (ii) as soon as available to the Borrower, but in any event within 30 days after the end of each fiscal month of each fiscal year of the Borrower, the balance sheet of the Borrower as at the end of, and related statements of income and retained earnings for, the portion of the fiscal year then ended and for the month then ended, prepared by management of the Borrower in accordance with GAAP applied in a manner consistent with the audited financial statements required by clause (i) above (subject to normal year-end audit adjustments, none of which shall be materially adverse) and certified pursuant to the report to be delivered to the Lender under clause (iv) of this Section 5.1;

          (iii) promptly as they become available, a copy of each report (including any so-called management letters) submitted to the Borrower by independent certified public accountants in connection with each annual audit of the books of the Borrower by such accountants or in connection with any interim audit thereof pertaining to any phase of the business of the Borrower;

          (iv) concurrently with each delivery by the Borrower of financial statements pursuant to clause (i) or clause (ii) of this Section 5.1, a chief financial officer's report in substantially the form of Exhibit D
                                                                   ---------
     hereto, and including, without limitation, computations in reasonable detail evidencing compliance with the covenants contained in Sections 5.14, 5.15, 5.16, and 5.17, inclusive;

          (v) within 20 days after the end of each fiscal month of the Borrower, a detailed aged trial balance of all Accounts Receivable and all accounts payable of the Borrower as of the last day of such month, along with a report and designation of the Borrower's Inventory, setting forth an analysis of the value of such Inventory by location and classification as of such last day of such month and otherwise in form and substance satisfactory to the Lender;

          (vi) within five Business Days after the close of each fiscal month of the Borrower, a Borrowing Base certificate (the "Borrowing Base Report") in substantially the form of Exhibit E hereto, provided that the Lender
                               ---------         --------
     reserves the right in its sole discretion to require the Borrower to deliver a Borrowing Base Certificate within three Business Days after the close of each one-week fiscal period of the Borrower;

          (vii) as soon as available to the Borrower, but in any event at least 30 days prior to each fiscal year-end of the Borrower, annual pro forma
                                                                   --- -----
     projections and budgets for the Borrower's next fiscal year, including, without limitation, projected balance sheets, statements of income, retained earnings and cash flows, prepared on a quarter-by-quarter basis, prepared by the management of the Borrower consistent with past practice and otherwise acceptable in form and substance to the Lender;

          (viii) promptly after obtaining knowledge of the existence thereof, notice of (a) the occurrence of any event which constitutes a Default or Event of Default or the occurrence of any condition or event that the Borrower reasonably believes could lead to a Default or Event of Default, in each case specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto, (b) the occurrence of any condition or event with respect to the Borrower or any Affiliate which could be expected to constitute a material adverse change in, or to have a material adverse effect on, the business, condition (financial or otherwise), results of operations or assets of the Borrower, specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto, (c) any litigation or any investigative proceedings of a governmental agency or authority or any other person commenced or threatened against the Borrower, any Affiliate or any Plan which could be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations or assets of the Borrower, or the issuance of any judgment, award, decree, order or other determination in or relating to any such litigation or proceedings, (d) the occurrence of a reportable event (as defined in ERISA) or any communications to, or receipt of communications from, the Pension Benefit Guaranty Corporation, the United States Department of Labor or the Internal Revenue Service by the Borrower or any Affiliate relating to any Plan, along with copies of all such communications, (e) the adoption by the Borrower of any stock option or executive compensation plan, whether or not subject to ERISA, and any Plan subject to ERISA, or the substantial modification of any such plan, along with the vesting and funding schedules and other principal provisions thereof, (f) any communications given or received by the Borrower relating to compliance with, any violation or potential violation of, or any liability or potential liability under, any Environmental Law, along with copies of all such communications, and (g) the occurrence of any default under, or the termination of, the Borrower's contract(s) with James River; and

          (ix) from time to time, such other financial data and other information about the Borrower as the Lender may reasonably request.

   5.2  Conduct of Business.  The Borrower will maintain its corporate
        -------------------
existence, continue to have a fiscal year ending December 31 of each year (unless otherwise agreed to in writing by the Lender) and remain or engage in substantially the same business as that in which it is now engaged and in no unrelated business, and will duly observe and comply in all respects with all applicable laws and all requirements of any governmental authorities relative to it, its assets or to the conduct of its business, including applicable Environmental Laws, and will maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business. Upon forming any Subsidiary, the Borrower will deliver to the Lender the Borrower's and such Subsidiary's agreement, satisfactory to counsel for the Lender, that such Subsidiary shall be bound by the terms and conditions of this Agreement, the other Security Documents and the related documents and instruments as the Borrower hereunder and thereunder.

   5.3  Maintenance and Insurance.  The Borrower will maintain and keep its
        -------------------------
properties in good repair, working order and condition so that its business may be properly and advantageously conducted at all times, and will comply with the provisions of all Leases to which it is a party or under which it occupies property so as to prevent any material loss or forfeiture thereof or thereunder. The Borrower at all times will maintain liability and casualty insurance with such insurance companies, in such amounts against such hazards and liabilities and for such purposes as is customary in the industry for companies of established reputation engaged in the same or similar businesses and owning or operating similar properties. The Lender shall be named as mortgagee, loss payee and additional insured under the Borrower's policies of insurance and shall be given 30 days' advance written notice of any cancellation thereof. If the Borrower fails to provide any such insurance, the Lender, in its sole discretion, may provide such insurance and charge the cost (plus applicable interest) to the Loan Account or to the Borrower's deposit accounts with the Lender. The Lender shall not, by the fact of approving, disapproving, accepting, obtaining or failing to obtain any such insurance, incur liability for the form or legal sufficiency of insurance contracts, solvency of insurance companies or payment of lawsuits, and the Borrower hereby expressly assumes full responsibility therefor and liability, if any, thereunder. Upon request of the Lender from time to time, the Borrower shall furnish to the Lender certificates or other evidence satisfactory to the Lender of compliance with the foregoing insurance provisions. The provisions of this Section 5.3 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Security Documents that require the maintenance of insurance.

   5.4  Taxes.  The Borrower will pay or cause to be paid all Taxes, assessments
        -----
or governmental charges on or against it or its properties prior to such taxes becoming delinquent, except for any tax, assessment or charge which is being contested in good faith by proper legal proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP, provided that no enforcement action to enforce a lien has been
           --------
commenced against the Borrower with respect to any such tax, assessment or charge. The provisions of this Section 5.4 shall be deemed to be supplemental to, but not duplicative of the provisions of any of the Security Documents that require payment of Taxes.

   5.5  Limitation of Indebtedness.  Except with the prior written consent of
        --------------------------
the Lender, the Borrower will not create, incur, assume or suffer to exist, or in any manner become or be liable directly or indirectly with respect to, any Indebtedness except: (i) the Obligations; (ii) Indebtedness for borrowed money existing on the date of this Agreement listed and described (but only to the extent so listed and described) on Exhibit B hereto; (iii) Indebtedness for the
                                   ---------
purchase price of capital assets (including Indebtedness incurred under capital leases, as determined in accordance with GAAP) incurred in the ordinary course of business consistent with past practices, to the extent such purchase is permitted by Section 5.14 and subject to the limitations set forth in Section 5.6; (iv) Indebtedness for Taxes or other charges, subject, however, to the limitations set forth in Section 5.4; and (v) Indebtedness on open account for the purchase price of services, materials and supplies incurred by the Borrower in the ordinary course of business (not as a result of borrowing), so long as all of such open account Indebtedness shall be promptly paid and discharged when due or in conformity with customary trade terms and practices, except for any such open account Indebtedness which is being contested in good faith by the Borrower and as to which adequate reserves have been established and are being maintained in accordance with GAAP and as to which no Encumbrance has been placed on any property of the Borrower.

   5.6  Restrictions on Liens.  The Borrower will not create, incur, assume or
        ---------------------
suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor (collectively "Encumbrances") upon or with respect to any property or assets, real or personal, tangible or intangible, of the Borrower, or assign or otherwise convey any right to receive income, except: (i) Encumbrances existing on the date of this Agreement and listed and described (but only to the extent so listed and described) on Exhibit B hereto; (ii) Encumbrances in favor of the
                            ---------
Lender; (iii) Encumbrances securing Indebtedness for the purchase price of capital assets (including rights of lessors under capital leases) to the extent such Indebtedness is permitted by Section 5.5(iii), provided that (a) each such
                                                    --------
Encumbrance is given solely to secure the purchase price of, or the lease obligations under, such property, does not extend to any other property of the Borrower and is given at the time of acquisition of such property, and (b) the Indebtedness secured thereby does not exceed the lesser of the cost of such property or its fair market value at the time of acquisition; (iv) liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same is not required in accordance with the provisions of Section 5.4; or (v) liens incurred or deposits made in the ordinary course of the Borrower's business in connection with workers' compensation, unemployment insurance, social security and other similar laws, or liens of mechanics, laborers, materialmen, carriers and warehousemen arising by operation of law to secure payment for labor, materials, supplies or services incurred in the ordinary course of the Borrower's business, but only if the payment thereof is not at the time required and such liens do not, individually or in the aggregate, materially detract from the value or limit the use of any property subject thereto.

   5.7  Mergers, Acquisitions and Purchases and Sales of Assets.  The Borrower
        -------------------------------------------------------
will not consolidate or merge with or into any other corporation or other entity, acquire the assets or stock of any entity (except with the prior written consent of the Lender, which consent will not be unreasonably withheld) or sell, lease, transfer or otherwise dispose of or discount any portion of its assets (including any note, instrument or account), other than finished goods and the disposition of scrap, waste and obsolete items in the ordinary course of the Borrower's business.

   5.8  Investments and Loans.  The Borrower will not make or have outstanding
        ---------------------
at any time any investments in or loans to any other person, whether by way of advance, guaranty, extension of credit, capital contribution, purchase of stocks, notes, bonds or other securities or evidences of Indebtedness, or acquisition of limited or general partnership interests or interests in any limited liability company or partnership, other than: (i) in direct obligations of the United States of America, maturing within one year of their issuance;
(ii) in time certificates of deposit or repurchase agreements, maturing within one year of their issuance, from banks in the United States having capital, surplus and undivided profits in excess of $200,000,000; (iii) in short-term commercial paper carrying the highest rating by Moody's or Standard and Poor's rating services and issued by corporations headquartered in the United States, in currency of the United States; (iv) in shares of money-market mutual funds having assets in excess of $100,000,000 and substantially all of the assets of which consist of investments referred to in clauses (i) through

(iii), inclusive, above; and (v) advances to employees for business related expenses to be incurred in the ordinary course of business and consistent with past practices in an amount not to exceed $50,000 in the aggregate outstanding at any one time, provided that no such advances to any single employee shall
                 --------
exceed $10,000 in the aggregate.

   5.9  Restricted Payments  The Borrower shall not, directly or indirectly
        -------------------
(through any Affiliate or otherwise), declare, pay or make any Restricted
Payment.

   5.10  ERISA Compliance.  None of the Borrower, any Plan or any fiduciary
         ----------------
thereof shall (i) engage in any "prohibited transaction" or incur, whether or not waived, any "accumulated funding deficiency" (both as defined in ERISA and the Code, (ii) fail to satisfy any additional funding requirements set forth in
Section 412 of the Code and Section 302 of ERISA, or (iii) terminate or withdraw from participation in any Plan in a manner which could result in the imposition of a lien on any property of, or impose a substantial withdrawal liability on, the Borrower. The Borrower and each Plan shall comply in all material respects with ERISA.

   5.11  Inspection by the Lender; Books and Records.  The Borrower will permit
         -------------------------------------------
the Lender and its designees, at any reasonable time and from time to time, to visit and inspect the properties and assets of the Borrower, to examine and make copies of the books and records of the Borrower and to discuss the affairs, finances and accounts of the Borrower with appropriate officers. The Borrower will keep adequate books and records of account in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with GAAP and applicable law.

   5.12  Use of Proceeds.  The Borrower will use the proceeds of the Revolving
         ---------------
Credit Loans and the Loan solely for its working capital needs and repayment of existing Indebtedness. No portion of any Loans shall be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations G, U or X of the Board of Governors of the Federal Reserve System.

   5.13  Transactions with Affiliates.  The Borrower will not, directly or
         ----------------------------
indirectly, enter into any transaction with any Affiliate except in the ordinary course of business on terms that are no less favorable to the Borrower than those which might be obtained at the time in a comparable arm's-length transaction with any person who is not an Affiliate.

   5.14  Minimum Tangible Net Worth.  The Borrower will not permit its Tangible
         --------------------------
Net Worth at any fiscal quarter-end specified below to be less than the amount identified below as applicable to such fiscal quarter:

                                             Minimum
              Fiscal Quarter-End             Tangible Net Worth
              ------------------             ------------------
               For any fiscal quarter
               ending on or after
               June 30, 1996
               through and including
               September 30, 1996           $4,000,000

               For any fiscal quarter
               ending on or after
               December 31, 1996
               through and including
               September 30, 1997           $7,800,000

               For any fiscal quarter
               ending on or after
               December 31, 1997
               through and including
               September 30, 1998           $8,700,000

               For any fiscal quarter
               ending on or after
               December 31, 1998
               through the Maturity Date    $9,600,000

          5.15  Senior Indebtedness to Tangible Net Worth.  The Borrower will
                -----------------------------------------
not permit the ratio of (i) Senior Indebtedness to (ii) Tangible Net Worth at any fiscal quarter-end specified below to be more than the ratio identified below as applicable to such fiscal quarter:

               Fiscal Quarter-End           Ratio
               ------------------           -----

               For any fiscal quarter
               ending on or after
               December 31, 1996
               through and including
               September 30, 1998           1.0 to 1.0

               For any fiscal quarter
               ending on or after
               December 31, 1998
               through the Maturity Date    .75 to 1.0

     5.16  Operating Cash Flow to Total Debt Service.  The Borrower will
           -----------------------------------------
not permit the ratio of (i) Operating Cash Flow to (ii) Total Debt Service, as at each fiscal quarter-end of the Borrower for the four consecutive fiscal quarters then ending, commencing with the four consecutive fiscal quarters ending December 31, 1996, to be less than 2.0 to 1.0.


     5.17  Working Capital.  The Borrower shall not permit its Working Capital
           ---------------
to be less than $1,500,000 at any time.


          5.18  Fiscal Year.  The Borrower shall have respective fiscal years
                -----------
ending on December 31 of each year or shall notify the Lender of any change in such fiscal year (whereupon the Lender shall have the right to modify the timing of the financial covenants hereunder accordingly in order to correspond to any such change in the fiscal year of the Borrower).

          5.19  Operating Accounts; Escrow Account.  The Borrower will maintain
                ----------------------------------
its primary checking and operating accounts with the Lender, and will establish an escrow account with the Lender for Payment of all past due accounts payable.

          5.20  Capital Expenditures.  Except with the prior written consent of
                --------------------
the Lender (which consent will not be unreasonably withheld), the Borrower will not make any Capital Expenditures in excess of $1,000,000 in any fiscal year.


          SECTION 6.  EVENTS OF DEFAULT; ACCELERATION.
                      -------------------------------

          6.1 The following shall constitute events of default (individually, an "Event of Default"):

          (i) (A) default in the payment, when due or payable, of any Obligation for the payment of money, which default shall continue for more than five (5) days, provided, that such five (5) day period shall not apply to a default in
      --------
the payment of any Obligations due or payable on the Maturity Date; or (B) default in the performance, when due, of any Obligation by the Borrower or by any endorser, guarantor or surety for any Obligation (other than the payment provisions described in subparagraph (A) above), which default shall continue for more than fifteen (15) days, provided that such fifteen (15) day period
                                 --------
shall not apply to a default in the payment, performance or observation of any Obligations under Section 2 of the Agreement or under Sections 5.3, 5.5 through 5.9, inclusive, and 5.11 through 5.20, inclusive, of the Agreement; or

          (ii) the making by the Borrower of any material misrepresentation to the Lender contained in this Agreement or any other Loan Document or otherwise, whether or not for the purpose of obtaining credit or an extension of credit; or

          (iii) issuance of an injunction or attachment against property of the Borrower or any endorser, guarantor or surety for any Obligation which is not dismissed or bonded, to the satisfaction of the Lender, within thirty (30) days after issuance; or

          (iv) calling of a meeting of creditors, appointment of a committee of creditors or liquidating agents or offering of a composition or extension to creditors by, for or with the consent or acquiescence of the Borrower or any endorser, guarantor or surety for any Obligation; or

          (v) Insolvency of the Borrower or any endorser, guarantor or surety for any Obligation; or

          (vi) the occurrence of any material default under any agreement, note or other instrument evidencing or relating to any obligation of the Borrower to any other Person for the payment of money; or

          (vii) any money judgment or judgments aggregating in excess of $25,000 is entered against the Borrower or any endorser, guarantor or surety for any Obligation; or

          (viii) the occurrence of any change in the condition or affairs (financial or otherwise) of the Borrower or any endorser, guarantor or surety for any Obligation, which causes the Lender in good faith to deem itself insecure; or

          (ix) any Security Document, or any covenant, agreement or obligation contained therein or evidenced thereby, shall cease in any material respect to be legal, valid, binding or enforceable against the Borrower or any other person bound thereby, or shall be canceled, terminated, revoked or rescinded, or shall be claimed in writing by the Borrower to be so cancelled, terminated, revoked or rescinded; or

          (x) any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any Security Document shall be commenced by or on behalf of the Borrower or any other person bound thereby, or by any court or any other governmental or regulatory authority or agency of competent jurisdiction; or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or shall issue a judgment, order, decree or ruling to the effect that, any one or more of the Security Documents, or any one or more of the obligations of the Borrower or any other person under any one or more of the Security Documents, are illegal, invalid or unenforceable in any material respect in accordance with the terms thereof; or

          (xi) any change in equity ownership of the Borrower, other than as a result of transfers for estate planning purposes or transfers among existing equity holders on the date hereof; or

          (xii) any failure by Glenn Walters for any reason to cease to be actively involved in strategic planning and decision-making for the Borrower unless the Lender has determined in its sole discretion that the occurrence of such event will not have a material adverse effect on the business, properties or condition (financial or otherwise) of the Borrower.

          6.2 If an Event of Default shall occur and be continuing, the Lender may, at its option, (i) declare any or all of the Obligations of the Borrower to the Lender to be immediately due and payable without further notice or demand, whereupon the same shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (ii) limit, suspend or terminate the Borrower's right to borrow hereunder, and (iii) exercise any rights and remedies under the Security Documents and law, provided that upon the
                                                          --------
occurrence of an Event of Default described in Sections 6.1(iv) or (v), the actions described in clauses (i) and (ii) above shall automatically be deemed to have been taken by the Lender.


          SECTION 7.  SET OFF; PARTICIPATIONS.
                      -----------------------

          Any deposits or other sums at any time credited by or due from the Lender to the Borrower may, without notice (any such notice being expressly waived hereby) and to the fullest extent permitted by law and without regard to any source of payment whatsoever, at any time during the continuance of an Event of Default, be applied to or set off against Obligations which were then due.

          The Borrower may invite any financing institution (including any bank, insurance company, savings bank or savings and loan association) which may consider investing or participating in the Loans (each such financing institution being referred to in this Section as a "Participant") to rely upon all of the representations, warranties, covenants and other provisions of this Agreement, the Notes, the Security Documents and any other agreements, instruments and documents referred to herein or thereon or contemplated hereby or thereby in making such investment or participation and agrees that its becoming a Participant in the Loans shall constitute an acceptance of such offer and shall make the Participant a creditor of the Borrower and a Lender hereunder. Any Participant may exercise the rights of set-off given to the Lender in this Section 7 with respect to any outstanding indebtedness of the Borrower to such Participant hereunder.

          The Borrower shall cooperate with the Lender in providing information to any potential Participant with such Participant's consideration of its investment or participation in the Loans.

          SECTION 8.  GENERAL.
                      -------

          8.1  Written Notices.  Any notices, expressly required by this
               ---------------
Agreement to be in writing, to any party hereto shall be deemed to have been given when delivered by hand, when sent by telecopier, when delivered to any overnight delivery service freight pre-paid or 3 days after deposit in the mails, postage prepaid, and addressed to such party at its address given at the beginning of this Agreement or at any other address specified in writing. Written notices to the Borrower shall be sent to the attention of Glenn J. Walters, President, Advanced Deposition Technologies, Inc., Myles Standish Industrial Park, Taunton, Massachusetts 02780, with a copy to Andrew Myers, Esq., O'Connor Broude & Aronson, 950 Winter Street, Suite 2300, Waltham, MA 02154, and written notices to the Lender shall be sent to the attention of Edward T. Paslawski, Vice President, National Bank of Canada, One Federal Street, Boston, Massachusetts 02110, with a copy to Philip A. Herman, Esq., Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, Massachusetts 02110-3333. Any notice, unless otherwise specified, shall be in writing.

          8.2  No Waivers.  No failure or delay by the Lender in exercising any
               ----------
right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

          8.3  Further Assurances.  The Borrower shall do, make, execute and
               ------------------
deliver all such additional and further acts, things, assurances, and instruments as the Lender may reasonably require more completely to vest in and assure to the Lender its rights hereunder and under the Notes, in the Collateral and to carry into effect the provisions and intent of this Agreement, the Notes and the other Security Documents.

          8.4  Governing Law.  This Agreement, the Notes and the other Security
               -------------
Documents shall be deemed to be contracts made under seal and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts (without regard to conflicts of laws rules). Any legal action or proceeding arising out of or relating to this Agreement or any Obligation may be instituted in the courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts, and the Borrower hereby irrevocably submits to the jurisdiction of each such court in any such action or proceeding; provided, however, that the foregoing shall not limit the Lender's rights to
--------  -------
bring any legal action or proceeding in any other appropriate jurisdiction. In litigation or the preparation thereof, the Lender shall be entitled to select its own counsel.

          8.5  Expenses, Taxes and Indemnification.
               -----------------------------------

          (a) The Borrower will pay and indemnify and hold the Lender harmless against all taxes (other than taxes on the income of the Lender), charges and expenses of every kind or description, including without limitation attorneys' fees and expenses and the costs and expenses of field audits and commercial finance exams, reasonably incurred or expended by the Lender in connection with or in any way related to the Lender's relationship with the Borrower, whether hereunder or otherwise, including, without limitation, those incurred or expended in connection with the preparation, execution, delivery, interpretation or amendment of this Agreement, the Notes, the other Security Documents and any related agreement, instrument or document, the making of the Loans, the supervision, protection and collection of and realization upon any Collateral, and the protection or enforcement of the Lender's rights hereunder and under the Notes and the other Security Documents.

   (b) The Borrower shall absolutely and unconditionally indemnify and hold the Lender harmless against any and all claims, demands, suits, actions, causes of action, damages, losses, settlement payments, obligations, costs, expenses and all other liabilities whatsoever which shall at any time or times be incurred or sustained by the Lender or by any of its shareholders, directors, officers, employees, subsidiaries, affiliates or agents (except any of the foregoing incurred or sustained as a result of the gross negligence or willful misconduct of the Lender) on account of, or in relation to, or in any way in connection with, associated with or ancillary to this Agreement, the Notes, the other Security Documents and the other documents executed or delivered in connection herewith, and the arrangements or transactions contemplated herein or therein, whether or not all or any of the transactions contemplated by, associated with or ancillary to this Agreement or any of such documents are ultimately consummated.

   8.6  Amendments, Waivers, Etc.  This Agreement, the Notes, the other Security
        ------------------------
Documents and any provision hereof or thereof may be waived, discharged or terminated only by an instrument in writing signed by the Lender and may be amended only by an instrument in writing signed by the Borrower and the Lender.

   8.7  Binding Effect of Agreement.  This Agreement shall be binding upon and
        ---------------------------
inure to the benefit of the Borrower and the Lender and their respective successors and assigns. The Lender may sell, assign or otherwise transfer all or any portion of its right, title and interest in, and its obligations under, this Agreement, the Loans made and to be made hereunder, or, pursuant to Section 7, grant participations in its right, title and interest herein and therein. The Borrower may not assign or transfer its rights or obligations hereunder.

   8.8  Computation of Interest and Fees, Etc.  Interest, fees and charges shall
        --------------------------------------
be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day on which banks in Boston, Massachusetts are required or permitted by law or an appropriate authority to remain closed, such payment may be made on the next succeeding day on which such banks are open, and such extension shall be included in computing interest in connection with such payment. All payments required of the Borrower hereunder or under the Notes shall be made in lawful money of the United States of America in federal or other funds immediately available to the recipient thereof at the prescribed place of payment.

   8.9  Entire Agreement; Miscellaneous.  This Agreement, including the exhibits
        -------------------------------
hereto, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations, warranties, whether oral or written, by any officer, employee or representative of any party hereto. The captions for the sections of this Agreement are for ease of reference only and are not an integral part of this Agreement. This Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument. The provisions of this Agreement are severable, and if any of these provisions shall be held by any court of competent jurisdiction to be unenforceable, such holdings shall not affect or impair any other provision hereof.

    8.10  WAIVER OF JURY TRIAL.  THE BORROWER HEREBY IRREVOCABLY WAIVES TRIAL BY
          --------------------
JURY IN ANY JURISDICTION AND IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OBLIGATIONS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR ANY CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE BORROWER AND THE LENDER. THIS WAIVER SHALL BE EFFECTIVE AGAINST THE BORROWER FOR EACH DOCUMENT EXECUTED BY THE BORROWER OR THE LENDER AND DELIVERED TO THE LENDER OR THE BORROWER, AS THE CASE MAY BE, WHETHER OR NOT SUCH DOCUMENT SHALL CONTAIN A WAIVER OF JURY TRIAL. THE BORROWER FURTHER ACKNOWLEDGES THAT ALL DOCUMENTS DELIVERED BY THE LENDER OR THE BORROWER ARE SUBJECT TO THIS WAIVER OF JURY TRIAL AS TO ANY ACTION THAT MAY BE BROUGHT AS TO ANY OF SUCH DOCUMENTS, AND CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

    WITNESS the execution hereof under seal on the day and year first above written.

                             BORROWER:

                             ADVANCED DEPOSITION TECHNOLOGIES, INC.



                              By:  /s/ Glenn J. Walters
                                  -----------------------------------
                                  Title:  Chief Executive Officer,
                                  President and Treasurer


                              LENDER:

                              NATIONAL BANK OF CANADA



                              By: /s/ Edward Paslawski
                                  -----------------------------------
                                  Title:  Vice President Manager